UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current report pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 14, 2010

Date of Report (Date of earliest event reported)

Kansas City Southern

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4717	44-0663509
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

427 West 12th Street

Kansas City, Missouri 64105

(816) 983-1303

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Placement Agreement

On December 14, 2010, Kansas City Southern de Mexico, S.A. de C.V. (“KCSM”), a wholly-owned subsidiary of Kansas City Southern (the “Company”), entered into a placement agreement (the “Placement Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., BBVA Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC (collectively, the “Placement Agents”), to offer for sale $185.0 million aggregate principal amount of new senior unsecured notes in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Under the Placement Agreement, the Notes are expected to be resold by the Placement Agents to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to non-U.S. persons pursuant to Regulation S under the Securities Act.

The above description of the Placement Agreement is qualified in its entirety by reference to the terms of that agreement attached as Exhibit 10.1 to this Current Report.

Indenture

On December 20, 2010, KCSM entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee and paying agent, pursuant to which KCSM issued $185.0 million principal amount of 6.625% Senior Notes due 2020 (the “Notes”). See the discussion below under Item 2.03 for a description of the material terms and conditions of the Indenture.

Registration Rights Agreement

On December 20, 2010, KCSM entered into a registration rights agreement (the “Registration Rights Agreement”) with the Placement Agents pursuant to which KCSM agreed, for the benefit of the holders of the Notes, at the cost of KCSM, to use its reasonable best efforts to:

(i) file a registration statement with respect to a registered offer to exchange the Notes for new exchange notes having terms identical in all material respects to the Notes (except that the exchange notes will not contain transfer restrictions); and

(ii) complete the registered exchange offer within 360 days after the December 20, 2010 closing date of the offering of the Notes.

Promptly after the exchange registration statement has been declared effective, KCSM will commence the registered exchange offer.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes are unsecured and unsubordinated obligations of KCSM and will rank equally with all of its current and future unsecured and unsubordinated indebtedness, and senior to all of its subordinated debt. The Notes effectively rank junior to all of KCSM’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are not guaranteed by any of KCSM’s subsidiaries and are therefore structurally subordinated to all liabilities of KCSM’s subsidiaries.

The Notes bear interest at a rate of 6.625% per annum. Interest is payable semiannually on June 15 and December 15 of each year, beginning on June 15, 2011, to persons who are the registered holders of the Notes at the close of business on the immediately preceding June 1 and December 1, respectively.

The Indenture limits the ability of KCSM and its restricted subsidiaries, as applicable, to incur indebtedness, make restricted payments, create restrictions on dividend and certain other payments by restricted subsidiaries, issue and sell capital stock of restricted subsidiaries, permit the issuances of guarantees by restricted subsidiaries, enter into transactions with affiliates, incur liens, enter into sale-leaseback transactions, and sell assets, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), KCSM must commence, within 30 days of the occurrence of the Change of Control, and consummate an offer to purchase all the Notes then outstanding at the purchase price set forth in the Indenture.

In addition, under the Indenture, the Notes may be declared immediately due and payable by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding if any of certain events of default occur and are continuing under the Indenture. Subject to certain qualifications and applicable grace periods as set forth under the Indenture, the events of default include the following:

•	KCSM fails to pay the principal or any premium on a Note on its due date;

•	KCSM fails to pay interest on a Note within 30 days of its due date;

•

KCSM defaults in the performance of or breach of the provisions of the Indenture applicable to mergers, consolidations, and transfers of substantially all assets or failure to make an offer to purchase the Notes in connection with related covenants;

•	KCSM remains in breach of any other covenant or agreement of the Indenture for 60 days after its receipt of written notice of such failure;

•	the acceleration of, or failure to make a principal payment under, other indebtedness of KCSM or its significant subsidiaries in the amount of $35.0 million or more;

•	any final judgment or order for payment in excess of $35.0 million, that is not covered by insurance, is rendered against KCSM or a significant subsidiary and remains unpaid; and

•

the concession title under which KCSM operates rail lines ceases to grant the Company rights originally provided therein, such rights become non-exclusive or the rail lines are repossessed for a period of more than 90 days.

In addition, subject to certain qualifications and applicable grace periods as set forth under the Indenture, any of the following events of default result in the Notes becoming immediately due and payable without any act on the part of the trustee or any holder:

•	a court orders bankruptcy, insolvency or similar relief, appoints a receiver or liquidator or requires winding-up or liquidation with respect to KCSM or any significant subsidiary;

•	KCSM or any significant subsidiary commences a voluntary bankruptcy proceeding, consents to the appointment of a receiver or liquidator or effects an assignment for the benefit of creditors; and

•	the concession title under which KCSM operates rail lines is terminated and is not reinstated within 30 days.

The Notes will mature on December 15, 2020. However, KCSM, at its option, may redeem the Notes in whole at any time or in part from time to time, on and after December 15, 2005, upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture. Subject to certain conditions, up to 35% of the principal amount of the Notes is redeemable prior to December 15, 2013, using net proceeds from specified equity offerings at the redemption price set forth in the Indenture. At any time prior to December 15, 2015, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the applicable premium set forth in the Indenture. In addition, the Notes are redeemable, in whole but not in part, at KCSM’s option at 100% of their principal amount, together with accrued interest, in the event of certain changes in the Mexican withholding tax rate.

This announcement is not an offer to sell the Notes. The Notes have not been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.

The above description of the Indenture is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.1.

Item 8.01	Other Events.

On December 20, 2010, Kansas City Southern issued a news release announcing that the Company had accepted for purchase tenders of $142.6 million aggregate principal amount of its 7-5/8% Senior Notes due 2013 (the “2013 Senior Notes”) and $31.9 million aggregate principal amount of its 12-1/2% Senior Notes due 2016 (the “2016 Senior Notes” and, together with the 2013 Senior Notes, the “Senior Notes”). The Senior Notes accepted for purchase were tendered at or prior to 12:00 midnight, New York City time, on December 17, 2010, pursuant to the Company’s previously-announced extension of tender offers for the Senior Notes. A copy of the news release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated December 20, 2010, between Kansas City Southern de México, S.A. de C.V. and U.S. Bank National Association, as trustee and paying agent.

4.2	Registration Rights Agreement, dated December 20, 2010, between Kansas City Southern de México, S.A. de C.V., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., BBVA Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC.

10.1	Placement Agreement, dated December 14, 2010, among Kansas City Southern de México, S.A. de C.V., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., BBVA Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC.

99.1	News Release issued by Kansas City Southern, dated December 20, 2010, entitled “KCS Announces Acceptance and Payment for Tenders from Holders of KCSM’s 7-5/8% Senior Notes Due 2013 and KCSM’s 12-1/2% Senior Notes Due 2016”.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

December 20, 2010	By:	/S/ PAUL J. WEYANDT
Paul J. Weyandt
Senior Vice President-Finance & Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Indenture, dated December 20, 2010, among Kansas City Southern de México, S.A. de C.V. and U.S. Bank National Association, as trustee and paying agent.

4.2	Registration Rights Agreement, dated December 20, 2010, among Kansas City Southern de México, S.A. de C.V., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., BBVA Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC.

10.1	Placement Agreement, dated December 14, 2010, among Kansas City Southern de México, S.A. de C.V., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., BBVA Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC.

99.1	News Release issued by Kansas City Southern, dated December 20, 2010, entitled “KCS Announces Acceptance and Payment for Tenders from Holders of KCSM’s 7-5/8% Senior Notes Due 2013 and KCSM’s 12-1/2% Senior Notes Due 2016”.